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Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SBE, Inc. on Form S-8 (File No. 33-42629) of our report dated November 20, 1997, except for Note 13, as to which the date is December 15, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company as of October 31, 1997 and 1996 and for the years ended October 31, 1997, 1996 and 1995, which report is included in this 1997 Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

San Francisco, California
January 26, 1998




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